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                                                                  Exhibit 4.4(q)

                          SIXTH MODIFICATION AGREEMENT



         This SIXTH MODIFICATION AGREEMENT (hereinafter called this "Agreement") dated as of the 21st day of November, 1995, by and among PAYLESS CASHWAYS, INC., an Iowa corporation (hereinafter called "Borrower"), SOMERVILLE LUMBER AND SUPPLY CO., INC., a Massachusetts corporation (hereinafter called "Somerville") (Borrower and Somerville are hereinafter individually called a "Related Person" and collectively sometimes called "Related Persons"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (hereinafter called "Lender");

                              W I T N E S S E T H:

         WHEREAS, Borrower has executed and delivered to Lender nine (9) certain promissory notes dated June 20, 1989, payable to the order of Lender in the original aggregate principal amount of $230,242,500 [including a promissory note in the original principal amount of $57,013,750, which has been modified and amended by (a) First Modification Agreement (hereinafter called the "First Modification Agreement) dated October 18, 1991, by and among Related Persons, Knox Home Centers, Inc., a Delaware corporation (hereinafter called "Knox"), and Lender, and (b) Second Modification Agreement (hereinafter called the "Second Modification Agreement) dated December 17, 1991, by and among Related Persons, Knox and Lender] (said promissory notes are hereinafter collectively called the "Note"), with interest and principal payable as therein provided, the disbursement of which Note is governed by a Loan Agreement dated June 20, 1989, by and among Related Persons and Lender (said Loan Agreement, as modified and amended by (a) the First Modification Agreement, (b) the Second Modification Agreement, (c) Third Modification Agreement [hereinafter called the "Third Modification Agreement"] dated as of December 31, 1991, by and among Related Persons, Knox and Lender relating to the merger of Knox into Borrower with Borrower being the surviving entity, (d) Fourth Modification Agreement [hereinafter called the "Fourth Modification Agreement"] dated as of March 8, 1993, by and among Related Persons and Lender, and (e) Fifth Modification Agreement [hereinafter called the "Fifth Modification Agreement"] dated as of May 25, 1995, by and among Related Persons and Lender, hereinafter called the "Loan Agreement"), the payment of which Note is secured by the Mortgage, reference being here made to the Mortgage and the record thereof, the Security Documents, and all other agreements, certificates, affidavits or other documents (other than legal opinions of Borrower's General Counsel) executed by any Related Person or any officer of any Related Person and delivered at the Closing being hereinafter collectively called the "Loan Documents";

         WHEREAS, the Loan Agreement provides that each Related Person will continuously maintain its existence and its right to



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do business in each state in which it owns Property together with its franchises and trade names to the extent required by Applicable Laws;

         WHEREAS, Borrower has requested that Lender consent to the merger of Somerville, a Subsidiary of Borrower, into Borrower, with Borrower being the surviving entity (hereinafter called the "Merger");

         WHEREAS, Lender is willing to consent to the Merger on the terms and conditions herein set forth; and

         WHEREAS, Lender is the owner and holder of the Note and Somerville is the owner of the legal and equitable title to the Somerville Property;

         NOW  THEREFORE,  for  and  in  consideration  of the  mutual  covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1. Defined terms used herein which are defined in the Loan Agreement as amended hereby, and are not otherwise defined herein, shall have the same meaning as set forth in the Loan Agreement as amended hereby.

         2. Lender hereby consents to the Merger and agrees that the Merger does not constitute a Default or Event of Default under the Loan Agreement or the other Loan Documents.

         3. Borrower hereby assumes and promises to keep and perform all of the covenants and obligations in the Somerville
Mortgage to be performed by the Mortgagor or Grantor, as applicable, thereunder.

         4. From and after the date hereof, Lender shall not be required and shall have no obligation to send to Somerville any notice, request, consent, demand or other communication required or permitted under the Loan Agreement or any other Loan Document.

         5. Concurrently herewith Related Persons shall deliver, or cause to be delivered, to Lender the following, duly executed and delivered and in form, substance and date satisfactory to Lender:

                  (a) Conveyancing Deeds (hereinafter called collectively the "Deeds") and an Assignment and Bill of Sale transferring all of Somerville's right, title and interest in and to the Somerville Property located in the States of Massachusetts, New Hampshire and Rhode Island to Borrower together with appropriate UCC-1 Financing Statements (herein so called) filed with the Secretaries of State of the States of Massachusetts, New Hampshire and Rhode Island listing the Borrower, as debtor, and Lender, as secured party.



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                  (b) Favorable  opinions from (i)  Blackwell  Sanders  Matheny
         Weary & Lombardi, L.C., counsel for Borrower (hereinafter called the "Blackwell Sanders Opinion") and (ii) Linda French, General Counsel of Borrower.

                  (c) A solvency and compliance certificate of a representative of Borrower and Somerville acceptable to Lender.

                  (d) An affidavit of a representative of Borrower acceptable to Lender.

                  (e) A Notice and Agreement relating to Section 26.02 of the Texas Business and Commerce Code.

                  (f) A UCC-3 Financing Statement (herein so called) amending the UCC-1 Financing Statement currently filed with the Secretary of State of the State of Missouri listing the Borrower, as debtor, and Lender, as secured party, to include the Somerville Property.

                  (g) Endorsements to the mortgagee policies of title insurance insuring the liens of the Somerville Mortgage, to the effect that the coverage of said title policies is in effect and unimpaired notwithstanding the execution and delivery of the Deeds and the consummation of the Merger, and containing such other assurances as reasonably required by Lender.

                  (h) Documentation effecting the consummation of the Merger (such documentation is hereinafter called the "Merger Documentation").


This  Agreement,  together with the  instruments  described in clauses (a), (c),
(d), (e), (f), (g) and (h) are hereinafter collectively called the "Merger Documents." The Merger Documents (except for the Merger Documentation) shall hereinafter be deemed for all purposes to be "Loan Documents" as that term is defined in the Loan Agreement.

         6. Related Persons hereby represent and warrant that (a) before giving effect to the Merger, Somerville is the sole legal and beneficial owner of the Somerville Property; (b) after giving effect to the Merger, Borrower is the sole legal and beneficial owner of the Somerville Property; (c) no Related Person is in Default in the performance of any of the covenants and agreements contained herein or in the Loan Documents; (d) no event has occurred and is continuing which constitutes a Default; (e) each of Borrower, and, before giving effect to the Merger, Somerville, is a corporation duly organized, validly existing and in good standing under the laws of its state or organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions




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contemplated hereby; (f) before giving effect to the Merger,  Somerville has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to own, lease and operate the Somerville Property and to carry on its business as now conducted and as
contemplated   to  be  conducted   except  where  failure  to  obtain  any  such
governmental certificate of authority, license, permit, qualification or other documentation would not have a Materially Adverse Effect; (g) Borrower has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to own, lease and operate the Somerville Property and to carry on its business as now conducted and as
contemplated   to  be  conducted   except  where  failure  to  obtain  any  such
governmental certificate of authority, license, permit, qualification or other documentation would not have a Material Adverse Effect; (h) each of Borrower and, before giving effect to the Merger, Somerville is duly qualified, in good standing and authorized to do business in the jurisdiction where the Somerville Property is located; (i) each Related Person has duly taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and the Merger Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations hereunder and thereunder; (j) the execution and delivery by Related Persons of this Agreement and the Merger Documents, the performance by each of its obligations under this Agreement and the Merger Documents, and the consummation of the transactions contemplated by this Agreement and the Merger Documents, do not and will not (1) conflict with any provision of (A) any applicable domestic or foreign law, statute, decree, rule or regulation, except where failure to comply therewith would not have a Materially Adverse Effect, (B) the articles or certificate of incorporation, bylaws, charter or partnership agreement or certificate of any Related Person or (C) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (2) result in the acceleration of any debt owed by any Related Person, (3) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in this Agreement, the Merger Documents or the Loan Documents, or (4) contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other material contract or material agreement to which any Related Person is a party or by which any Related Person or any of its properties may currently be bound or affected; (k) no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Related Person of this Agreement or the Merger Documents or to consummate any transactions contemplated by the Merger, this Agreement or the Merger Documents, other than (1) the filing of the Deeds, the UCC-1 Financing Statements and the UCC-3 Financing Statement in the appropriate locations or with the appropriate officials and (2) the filing of the Merger Documentation in the




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locations as set forth in the Blackwell Sanders opinion;  and (l) this Agreement and the Merger Documents are legal and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights. Related Persons agree to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including without limitation attorneys' fees) incurred as a result of any representation or warranty made by them herein proving to be untrue in any material respect.

         7. Related Persons, upon request from Lender, agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or in the Merger Documents or to perfect the liens and security interests intended to secure the payment of the Note.

         8. If (a) any Related Person shall fail to keep or perform any of the covenants or agreements contained herein or in the Merger Documents and such failure is not remedied within the Grace Period as provided in the Loan Agreement with respect to an Event of Default for which a Grace Period is provided under subsection (c) of Section 7.1 of the Loan Agreement, or (b) if any statement, representation or warranty contained herein or in the Merger Documents (other than the Merger Documentation) shall prove to have been false or incorrect in any material respect as of the date hereof, and the represented or warranted state of affairs does not become true within the Grace Period as provided in the Loan Agreement with respect to an Event of Default for which a Grace Period is provided under subsection (d) of Section 7.1 of the Loan Agreement, or (c) with respect to any false or incorrect statement, misrepresentation or breach of warranty contained in the Merger Documentation which results in the Merger being nullified or otherwise set aside, an Event of Default shall be deemed to have occurred under the Loan Agreement and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Loan Agreement or any other Loan Document or to which Lender may otherwise be entitled, whether at law or in equity.

         9. Except as provided or contemplated herein, the terms and provisions of the Note, the Loan Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect. Any modification herein of the Loan Agreement and the other Loan Documents shall in no way affect the security of the Security Documents and the other Loan Documents for the payment of the Note. Related Parties hereby agree, covenant and represent that the Note, the Loan Agreement and the other Loan Documents as modified and amended hereby are and remain valid and that nothing herein shall affect the validity or enforceability thereof.




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         10.  Related  Persons  hereby  acknowledge  that the liens and security interests created and evidenced by the Somerville Mortgage are valid and subs sting and further acknowledge and agree that there are no offsets, claims or defenses to the Note, the Loan Agreement or any other Loan Documents. Related Persons further acknowledge that they have no knowledge that there are any defects or deficiencies with respect to the validity of the liens and security interests created and evidenced by any of the Security Documents.

         11. Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including but not limited to legal fees and expenses of outside counsel and title costs.

         12. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         13. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         14. Related Persons hereby release, remise, acquit and forever discharge Lender, together with its employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Loan Agreement, the Note, the Security Documents, or any other document executed by Related Persons in connection with any of the transactions associated therewith, or the Property, including specifically but not limited to claims of usury.





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         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first above written.

                                       PAYLESS CASHWAYS, INC., an Iowa
                                       corporation



                                       By:
                                            S/ Stephen A. Lightstone
                                            ---------------------------------
                                            Name: Stephen A. Lightstone
                                            Title: Sr. Vice President-
                                                  Finance and Treasurer


                                       SOMERVILLE LUMBER AND SUPPLY CO.,
                                       INC., a Massachusetts corporation



                                       By:
                                            S/ Stephen A. Lightstone
                                            -----------------------------------
                                            Name: Stephen A. Lightstone
                                            Title: Treasurer


                                       THE PRUDENTIAL INSURANCE COMPANY OF
                                       AMERICA, a New Jersey corporation



                                       By:
                                            S/ Randall M. Hall
                                            -----------------------------------

                                            Name:
                                                  Randall M. Hall
                                                  -----------------------------
                                            Title:
                                                  Vice President
                                                  -----------------------------